UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2014

CORECOMM SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#810 - 789 West Pender Street Vancouver, BC		V6C 1H2
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(604) 700-9324

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On March 12, 2014 CoreComm Solutions Inc. (the “Company”) held its Annual General Meeting (the “Meeting”).  At the Meeting, the shareholders voted on the following four proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected as members of the Board of Directors at the Meeting to hold office until the next Annual General Meeting of shareholders or until their respective successors have been elected or qualified.

Nominee	For	Withheld
Patrick Fitzsimmons	1,583,333	0
James Hyland	1,583,333	0
Gerald Diakow	1,583,333	0
Grant Farkes	1,583,333	0

Proposal Two

Proposal two was a management proposal to ratify and approve the appointment of Dale Matheson Carr-Hilton Labonte LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2014.  This proposal was approved.

	For	Against	Abstained/Broker Non-Votes
Ratification of Dale Matheson Carr-Hilton Labonte LLP as the Company’s Independent Registered Public Accounting Firm	1,583,333	0	0

Proposal Three

Proposal three was a management proposal to hold an advisory vote to approve the named executive officer compensation.  This proposal was approved.

	For	Against	Abstained/Broker Non-Votes
Advisory Vote to approve Named Executive Officer Compensation	1,583,333	0	0

Proposal Four

Proposal four was a management proposal to hold an advisory vote on the frequency of vote on named executive compensation.  The shareholders approved the holding of an advisory vote on named executive compensation every three years.

	1 Year	2 Years	3 Years	Abstained / Broker Non-Votes
Advisory Vote on Frequency of Vote on Named Executive Officer Compensation	0	0	1,583,333	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECOMM SOLUTIONS INC.

Date: March 18, 2014

By:  /s/ Patrick Fitzsimmons

Patrick Fitzsimmons

Chief Executive Officer and President

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